Exhibit 14


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Registration Statement on Form N-14 of Professionally Managed Portfolios and to the use of our report dated October 4, 2000 on the financial statements and financial highlights of the Trent Equity Fund, a series of shares of the Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders, which is incorporated by reference in the Registration Statement.

                                 /s/ Tait, Weller & Baker

                                 TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
September 28, 2001